Exhibit 10.2
AGREEMENT

This AGREEMENT (this “Agreement”) is entered into and is effective this 29th day of May, 2012, respecting the rights and obligations of the following parties (each, a “Party”, and collectively, the “Parties”):

1.	Estate of Jean Levy, Jay Levy executor (the “Levy Estate”);
2.	The Jaynjean Levy Family Limited Partnership (the “Partnership”);
3.	Warren P. Levy (“Warren Levy”);
4.	Ronald S. Levy (“Ron Levy” and, together with the Levy Estate, the Partnership and Warren Levy, collectively, the “Levy Parties”);
5.	Unigene Laboratories, Inc., a Delaware corporation (the “Company”); and
6.
Solely for purposes of Sections 1.4, 2.2, 2.4, 2.7, 2.8, 3.3, 4.5 and 4.10, Victory Park Capital Advisors, LLC, Victory Park Credit Opportunities Master Fund, Ltd., VPC Fund II, LP, VPC Fund II (Cayman), LP, VPC Intermediate Fund II (Cayman), LP, and Victory Park Management, LLC (each, a “Victory Park Party” and collectively, the “Victory Park Parties”).

Capitalized terms shall have the meanings ascribed to them in the Settlement Agreement (as defined below) and this Agreement, unless otherwise indicated.

RECITALS

A.           WHEREAS, on March 17, 2010, the Company executed in favor of the Partnership that certain Second Amended and Restated Secured Promissory Note in the original principal amount of $7,418,803 (the “Partnership Note”) and the Company executed in favor of the Levy Estate the Second Amended and Restated Secured Promissory Note in the original principal amount of $8,318,714 (the “Estate Note” and, together with the Partnership Note, the "Notes");

B.           WHEREAS, Ron Levy and Warren Levy allege certain claims arising out of their prior employment by the Company;

C.           WHEREAS, the Parties entered into that certain Settlement and Release Agreement and Amendments, dated March 10, 2011 (the “Settlement Agreement”) which modified the Company’s obligations to the Levy Parties;

D.           WHEREAS, pursuant to the terms of the Settlement Agreement, the Company is obligated to pay to one or more of the Levy Parties certain amounts commencing on May 11, 2012 and desires to amend such obligations; and

E.           WHEREAS, the Levy Parties are willing to (x) postpone certain of the obligations of the Company to the Levy Parties until the earlier of (i) the Funding Date (as defined herein) and (ii) September 30, 2012 (the “Supplemental Settlement Termination Date”), upon the terms and conditions set forth herein and (y) provide a release of certain of their claims upon the satisfaction of the Conditions to Effectiveness.

AGREEMENT

NOW THEREFORE, in consideration of the promises and covenants herein contained, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties agree as follows:

1.             POSTPONEMENT OF COMPANY OBLIGATIONS.

1.1           Except with respect to the Interim Payments (as defined below) to be made pursuant to Section 3.1.2 of this Agreement, the Levy Parties hereby agree that the obligations of the Company to make payments to the Levy Parties pursuant to Section 2.1.3 of the Settlement Agreement shall be deferred until the Supplemental Settlement Termination Date, unless the Funding Date shall have first occurred, in which case such payments shall be waived as set forth herein.

1.2           If the Company shall fail to make the Interim Payments when due or in the event that the representations or warranties of the Company made below shall prove to be untrue in any material respect, or  if the Company shall have received prior to the Funding Date a written offer or written expression of interest with respect to a transaction or series of related transactions contemplating the purchase, sale, transfer or other disposition of all or a controlling portion of the Company’s equity securities or all or a material portion of the Company’s assets (whether by merger, consolidation, business combination, license, tender or exchange offer or otherwise) for aggregate consideration in excess of $80,000,000, the Levy Parties may terminate this Agreement upon written notice to the Company.

1.3           If the Conditions to Effectiveness including the delivery to the Levy Parties of the Settlement Deliverables shall not have been satisfied  on or before the Supplemental Settlement Termination Date or if the Levy Parties have terminated this Agreement under Section 1.2, all payments then or previously payable (and not previously paid) under the Settlement Agreement through and including the Supplemental Settlement Termination Date (less the Interim Payments (as defined below) received by the Levy Parties) shall be immediately due and payable as of the Supplemental Settlement Termination Date and this Agreement shall be terminated and otherwise be of no force and effect (other than as set forth in Section 1.1).  In such event, the payments of the May 29 and June 29, 2012 Interim Payments pursuant to Section 3.1.2 of this Agreement shall constitute payment of the May 11 and June 11, 2012 payment obligations, respectively, required pursuant to Section 2.1.3(a) of the Settlement Agreement.   For the avoidance of doubt, if such termination shall occur then no release of any of the Levy Claims (as hereafter defined) shall have occurred and all the rights of the Levy Parties that existed under the Settlement Agreement, the Notes and with respect to their prior employment shall remain in full force and effect as if this Agreement had not been entered into by them (other than there shall be a credit against any such claim by the amount of any Interim Payments actually made).

1.4           Notwithstanding the foregoing, any and all payments on account of any of the Notes, except the payments described in Section 3.1 hereof, shall remain subject to the terms and conditions of that certain Affiliate Subordination Agreement (as defined in the Amended and Restated Financing Agreement) and that certain Reaffirmation of Affiliate Subordination Agreement dated as of March 17, 2010, and as amended by that certain letter dated March 16, 2011 from Victory Park Management LLC regarding “Consent and Amendment.”  In connection with the foregoing, no such payments shall be made to any Levy Party unless same could be made in accordance with the terms of such Affiliate Subordination Agreement (as so reaffirmed and amended) assuming same constituted “Permitted Subordinated Debt Payments” thereunder; provided, however, that any payments made in accordance with this Agreement are deemed “Permitted Subordinated Debt Payments,” and the Victory Park Parties hereby consent to all such payments.

2.             RELEASES .

2.1           Effective on the Funding Date and subject to the satisfaction of the conditions set forth in Section 3.1, each of the Levy Parties, for itself/himself and on behalf of each of their respective partners, affiliates, heirs, executors, personal representatives, administrators, successors, assigns, spouses and predecessors, unconditionally and irrevocably releases and forever discharges (a) the Company, (b) all direct and indirect parents, subsidiaries, affiliates, units, divisions, successors, assigns and predecessors of the Company, and all of their respective past, current and future employees, directors, officers, controlling persons, owners, stockholders, attorneys, agents and representatives, in their individual and official capacities, (c) the Company's and any affiliated entity's insurers, (d) the Company's and any affiliated entity's past, present and future employee benefit plans, as well as, the administrators, fiduciaries, affiliates, trustees, insurers and otherwise of all such plans, and (e) all persons, corporations or other entities acting by, through, under or in concert with any of them or that might be claimed to be jointly or severally liable with them (collectively, the “Company Parties”), from all Levy Released Claims.  “Levy Released Claims” means all claims, rights, demands, suits, actions, causes of action, debts, sums of money, accounts, bills, promises, covenants, losses, costs, damages, liabilities, judgments, taxes, attorneys' fees and costs, and expenses of any kind or nature, whether known or unknown, in law or in equity, liquidated or unliquidated, contingent or matured, whether arising in tort, contract or otherwise that the Levy Parties have or ever have had based on anything that has happened from the beginning of time until the Funding Date, including but not limited to claims that relate in any way to, or arise out of or in connection with, the Deferred Comp, the Total Severance Payments, the Total Vacation Pay, the Notes, the Settlement Agreement, the Levy Security Agreements, the Installments and otherwise under the Levy Agreements or otherwise, other than the Levy Excluded Claims.  The “Levy Excluded Claims” means all rights and claims of the Levy Parties against any Company Parties (i) regarding health benefits under COBRA and reimbursement of medical expenses pursuant to the health benefits plans in which Ron Levy (and family members) and Warren Levy (and family members) are or may become enrolled pursuant to COBRA, (ii) arising after the Funding Date, (iii) under this Agreement, (iv) to control the investment of and to receive distributions of the previously funded Deferred Comp (including rights under the Rabbi Trust Agreements); (v) as holders of shares in the Company or options to purchase such shares (subject to the limitations in the next sentence); and (vi) the rights under the Employment Agreements, as modified by this Agreement, as expressly set forth in Section 4.1.1, below. In addition, effective on the Funding Date and subject to the satisfaction of the conditions set forth in Section 3.1, each Levy Party covenants not to file, initiate, investigate, support, prosecute, participate in or otherwise pursue (or solicit any other party to file, initiate, investigate, support, prosecute, participate in or otherwise pursue) any lawsuit, litigation, claim, regulatory proceeding or cause of action of any kind or nature whatsoever, as a holder of shares in the Company or options to purchase such shares, based on anything that has happened from the beginning of time until the Funding Date, including, without limitation, any claims related to breach of duty, (each, a “Shareholder Claim”) against any of the Company Parties; provided that solely in the event that one or more holders of shares in the Company or options to purchase such shares, other than any Levy Party, initiates a Shareholder Claim without solicitation by any Levy Party, it shall not be a violation of this provision for any Levy Party to testify as a witness if legally compelled to do so, to become a member of a class certified in such an action, or to participate in any recovery as a holder of shares in the Company or options to purchase such shares on a pro rata basis in accordance with their ownership of the shares in the Company or options to purchase such shares.

2.2           Effective on the Funding Date and subject to the satisfaction of the conditions set forth in Section 3.1, each of the Levy Parties and Company, for itself/himself and on behalf of each of their respective partners, affiliates, heirs, executors, personal representatives, administrators, successors, assigns, spouses and predecessors, unconditionally and irrevocably releases and forever discharges (a) each Victory Park Party, (b) all direct and indirect parents, subsidiaries, affiliates, units, divisions, successors, assigns and predecessors of each Victory Park Party, and all of their respective past, current and future employees, directors, officers, managers, controlling persons, owners, stockholders, attorneys, agents and representatives, in their individual and official capacities, (c) each Victory Park Party’s and any affiliated entity's insurers, (d) each Victory Park Party and any affiliated entity's past, present and future employee benefit plans, as well as, the administrators, fiduciaries, affiliates, trustees, insurers and otherwise of all such plans, and (e) all persons, corporations or other entities acting by, through, under or in concert with any of them or that might be claimed to be jointly or severally liable with them (collectively, the “Victory Park Released Parties”), from all Released Claims.  “Released Claims” means all claims, rights, demands, suits, actions, causes of action, debts, sums of money, accounts, bills, promises, covenants, losses, costs, damages, liabilities, judgments, taxes, attorneys' fees and costs, and expenses of any kind or nature, whether known or unknown, in law or in equity, liquidated or unliquidated, contingent or matured, whether arising in tort, contract or otherwise that the Levy Parties and/or the Company have or ever have had based on anything that has happened from the beginning of time until the Funding Date, including but not limited to claims that relate in any way to, or arise out of or in connection with, any agreement, document or instrument entered into by a Levy Party and/or the Company, on the one hand, and any of the Victory Park Released Parties, on the other hand, other than the Victory Park Excluded Claims.  The “Victory Park Excluded Claims” means all rights and claims, if any, of the Levy Parties against any Victory Park Parties (i) regarding health benefits under COBRA and reimbursement of medical expenses pursuant to the health benefits plans in which Ron Levy (and family members) and Warren Levy (and family members) are or may become enrolled pursuant to COBRA, (ii) arising after the Funding Date, (iii) under this Agreement, (iv) to control the investment of and to receive distributions of the previously funded Deferred Comp (including rights under the Rabbi Trust Agreements); (v) as holders of shares in the Company or options to purchase such shares (subject to the limitations in the next sentence); and (vi) the rights under the Employment Agreements, as modified by this Agreement, as expressly set forth in Section 4.1.1, below. In addition, effective on the Funding Date and subject to the satisfaction of the conditions set forth in Section 3.1, each Levy Party covenants not to file, initiate, investigate, support, prosecute, participate in or otherwise pursue (or solicit any other party to file, initiate, investigate, support, prosecute, participate in or otherwise pursue) any lawsuit, litigation, claim, regulatory proceeding or cause of action of any kind or nature whatsoever, as a holder of shares in the Company or options to purchase such shares, based on anything that has happened from the beginning of time until the Funding Date, including, without limitation, any claims related to breach of duty, (each, a “Shareholder Claim”) against any of the Victory Park Released Parties; provided that solely in the event that one or more holders of shares in the Company or options to purchase such shares, other than any Levy Party, initiates a Shareholder Claim without solicitation by any Levy Party, it shall not be a violation of this provision for any Levy Party to testify as a witness if legally compelled to do so, to become a member of a class certified in such an action, or to participate in any recovery as a holder of shares in the Company or options to purchase such shares on a pro rata basis in accordance with their ownership of the shares in the Company or options to purchase such shares.

2.3           Each of the Levy Parties hereby represents and warrants that it/he: (a) has made no transfer, assignment, conveyance or other disposition to any other person or entity of any Levy Released Claims other than another Levy Party; and (b) no other person or entity has any interest in any such Levy Released Claims other than another Levy Party.

2.4           Each of the Levy Parties and the Company hereby represents and warrants that it/he: (a) has made no transfer, assignment, conveyance or other disposition to any other person or entity of any Released Claims other than another Levy Party; and (b) no other person or entity has any interest in any such Released Claims other than another Levy Party.

2.5           Effective on the Funding Date and subject to the satisfaction of the conditions set forth in Section 3.1, the Company, for itself and on behalf of its affiliates, representatives, administrators, successors, assigns, and predecessors, (the “Company Parties”) unconditionally and irrevocably releases and forever discharges (a) the Levy Parties, (b) their successors, heirs, or assigns, (c) their members, partners, administrators, executors, attorneys, agents and representatives, and (d) all persons or entities acting by, through, under or in concert with any of them or that might be claimed to be jointly or severally liable with them (collectively, the “Levy Released Parties”), from all Company Released Claims.  “Company Released Claims” means all claims, rights, demands, suits, actions, causes of action, debts, sums of money, accounts, bills, promises, covenants, losses, costs, damages, liabilities, judgments, taxes, attorneys' fees and costs, and expenses of any kind or nature, whether known or unknown, in law or in equity, liquidated or unliquidated, contingent or matured, whether arising in tort, contract or otherwise that the Company Parties have or ever have had based on anything that has happened from the beginning of time until the Funding Date, including but not limited to claims that relate in any way to, or arise out of or in connection with, the Deferred Comp, the Total Severance Payments, the Total Vacation Pay, the Notes, the Settlement Agreement, the Levy Security Agreements, the Installments, the Levy Agreements, and the actions or omissions of any of the Levy Parties as officers, directors, employees, or creditors of the Company other than the Company Excluded Claims.  “Company Excluded Claims” means all rights and claims of the Company against any Levy Released Parties arising after the Funding Date or under this Agreement.

2.6           Each of the Company Parties hereby represents and warrants that it/he: (a) has made no transfer, assignment, conveyance or other disposition to any other person or entity of any Company Released Claims; and (b) no other person or entity has any interest in any such Company Released Claims.

2.7           Effective on the Funding Date and subject to the satisfaction of the conditions set forth in Section 3.1, the Victory Park Parties, for themselves and on behalf of their partners, members, shareholders, affiliates, representatives, administrators, successors, assigns, and predecessors (the “Victory Park Releasing Parties”), unconditionally and irrevocably release and forever discharge (a) the Levy Parties, (b) their successors, heirs, or assigns, (c) their members, partners, administrators, executors, attorneys, agents and representatives, and (d) all persons or entities acting by, through, under or in concert with any of them or that might be claimed to be jointly or severally liable with them (collectively, the “Levy Released Parties”), from all Victory Park Released Claims.  “Victory Park Released Claims” means all claims, rights, demands, suits, actions, causes of action, debts, sums of money, accounts, bills, promises, covenants, losses, costs, damages, liabilities, judgments, taxes, attorneys' fees and costs, and expenses of any kind or nature, whether known or unknown, in law or in equity, liquidated or unliquidated, contingent or matured, whether arising in tort, contract or otherwise that the Victory Park Releasing Parties have or ever have had based on anything that has happened from the beginning of time until the Funding Date, including but not limited to claims that relate in any way to, or arise out of or in connection with, the Deferred Comp, the Total Severance Payments, the Total Vacation Pay, the Notes, the Settlement Agreement, the Levy Security Agreements, the Installments, the Levy Agreements, and the actions or omissions of any of the Levy Parties as officers, directors, employees, or creditors of the Company other than the Levy/Victory Park Excluded Claims.  “Levy/Victory Park Excluded Claims” means all rights and claims of each of the Victory Park Parties against any Levy Released Parties arising after the Funding Date or under this Agreement.

2.8           Each of the Victory Park Parties hereby represents and warrants that it: (a) has made no transfer, assignment, conveyance or other disposition to any other person or entity of any Victory Park Released Claims; and (b) no other person or entity has any interest in any such Victory Park Released Claims.

2.9           Each of the Parties hereby agrees that the Settlement Agreement (including all documents referenced therein) shall be deemed to be amended as appropriate and to the extent necessary to give effect to this Agreement, and, after the date of this Agreement, all references to the Settlement Agreement (and such referenced documents) shall mean and be a reference to the Settlement Agreement (and such referenced documents) as amended hereby (as each may be further amended, restated, supplemented or otherwise modified from time to time).  In furtherance of the foregoing, but not in limitation thereof, the Parties agree that the terms of the Notes have been amended by and are subject to the terms of this Agreement.  The Parties further agree that, on the Funding Date, the Company shall have no further obligations (and the Levy Parties shall have no further rights) with respect to the Deferred Comp, Total Severance Payments, the Total Vacation Payments, the Notes, the Levy Security Agreements, the Settlement Agreement, the Levy Agreements and the Installments, except as herein provided, and that the satisfaction of the Conditions to Effectiveness including the delivery of the Settlement Deliverables shall satisfy in full and discharge any and all obligations to the Levy Parties with respect to the Levy Released Claims.

2.10          On the Funding Date and following satisfaction of the Conditions to Effectiveness as further evidence of the above releases in favor of the Company Parties and the Victory Park Released Parties, each of the Levy Parties will execute and deliver a separate release substantially in the form attached as Exhibit A and the Company and the Victory Park Parties shall execute an acknowledgement of such release.

2.11          If the Funding Date shall occur on or prior to September 30, 2012 and if the Company should, on or prior to September 30, 2012, receive a written offer or expression of interest for the purchase, sale, transfer or other disposition of all or a controlling portion of the Company’s equity securities or all or a material portion of the Company’s assets (whether by merger, consolidation, business combination, license, tender or exchange offer or otherwise) for aggregate consideration in excess of $80,000,000 then the Company shall pay to the Levy Parties at the time of the consummation of such transaction an amount equal to ten percent (10%) of the amount of such excess consideration in excess of $80,000,000, but in no event in an amount which exceeds $23,000,000 minus the sum of (i) $8,000,000 and (ii) the then current market price of 5,000,000 shares of the Company.

3.            PAYMENTS; NO LIABILITY; REPRESENTATIONS.

3.1           Conditions to Effectiveness; Funding Amount; Share Consideration.  As a condition to the effectiveness of the releases contemplated by Section 2 on or before the Supplemental Settlement Termination Date, the following conditions shall have been satisfied or waived in writing by the Levy Parties  (the “Conditions to Effectiveness”):

3.1.1           the Company shall have made a lump sum payment or payments in the aggregate amount of eight million dollars ($8,000,000) less the Interim Payments that have been paid (the “Funding Amount”) allocated in accordance with the releases delivered under Section 2.10 and attached hereto as Exhibit A, or if the Levy Parties collectively provide written instructions for a different allocation prior to the Funding Date, allocated in accordance with such instructions, in which case the releases attached hereto as Exhibit A shall be modified to reflect the different allocation;

3.1.2           on each of May 29, 2012 and June 29, 2012, the Company shall have made lump sum payments in the aggregate of $150,000 each (collectively, the “Interim Payments”) allocated to the Levy Estate in accordance with the releases delivered under Section 2.10 and attached hereto as Exhibit A, or if the Levy Parties collectively provide written instructions for a different allocation prior to the date each Interim Payment is due, allocated in accordance with such instructions, in which case the releases attached hereto as Exhibit A shall be modified to reflect the different allocation;

3.1.3           the Company shall have issued to the Levy Parties five  million (5,000,000) shares (the “Shares”) of the Common Stock of the Company, $.01 par value per share (the “Share Consideration”; and, together with the Interim Payments and the Funding Amount, the “Settlement Deliverables”) allocated in accordance with the releases delivered under Section 2.10 and attached hereto as Exhibit A, or if the Levy Parties collectively provide written instructions for a different allocation prior to the Funding Date, allocated in accordance with such instructions, in which case the releases attached hereto as Exhibit A shall be modified to reflect the different allocation. (The Levy Parties agree that the stock certificates representing the Shares shall bear restrictive legends necessary or appropriate under applicable law, including the Securities Act (as defined below), and the stock ledgers of the Company may contain a stop transfer instruction to reflect the “lock-up” agreements discussed below.);

3.1.4           the Parties  shall have executed and delivered the  Registration Rights Agreement in the form of Exhibit B, the terms of which are incorporated herein; and

3.1.5           the representations and warranties of the Parties in this Agreement shall continue to be true and correct in all material respects on and as of the Funding Date, as if made on and as of the Funding Date, except for representations and warranties that by their express terms speak of a date certain, in which case such representations and warranties shall be true and correct in all material respects on the date so provided, and each Party shall provide a certificate to that effect.

3.1.6           The term “Funding Date” shall mean the date, prior to the Supplemental Settlement Termination Date, on which the Conditions to Effectiveness shall have been satisfied or waived in writing by the Levy Parties. For the avoidance of doubt, notwithstanding anything to the contrary, the decision whether to deliver the Settlement Deliverables (other than the Interim Payments) to the Levy Parties shall be at the sole discretion of Company and failure to satisfy the same prior to the Supplemental Settlement Termination Date shall not constitute a breach of this Agreement or any other agreement, document or instrument between Company and the Levy Parties.

3.2           No Admission of Liability.  The Parties understand and acknowledge that this Agreement does not in any way constitute an admission of any liability whatsoever on the part of any Party.  None of the parties hereto shall be considered to have been or be the “prevailing” or “successful” party within the meaning of any statute, regulation, or otherwise for the purpose of attorneys’ fees or for any other purpose.

3.3           Representations and Warranties of the Parties.  Each of the Parties hereby represents and warrants that:

3.3.1           such Party has full legal capacity, power and authority, and is legally competent, to execute and deliver this Agreement and to perform such Party’s obligations under this Agreement, and this Agreement has been duly authorized, executed and delivered by such Party;

3.3.2           the execution and delivery of this Agreement, the consummation of the matters contemplated by this Agreement and the performance of such Party’s obligations under this Agreement will not conflict with, or result in any violation of or default under, any provision of such Party’s organizational documents or any agreement or instrument to which such Party is subject or party, or by which such Party or any of such Party’s properties is bound, or any judgment, decree, order, statute, rule or regulation applicable to such Party or such Party’s business or properties, other than those conflicts or violations that will not have a material adverse effect on such Party’s ability to consummate the matters contemplated by this Agreement; and

3.3.3           such Party knowingly and voluntarily agrees to all of the terms set forth in this Agreement and knowingly and voluntarily agrees to be legally bound by its terms; such Party has been represented by legal counsel of such Party’s own choice throughout all of the negotiation that preceded the execution of this Agreement; and such Party has executed this Agreement after receiving the advice of such legal counsel.

3.4           Representations and Warranties of the Levy Parties.  Each of the Levy Parties hereby jointly and severally represents, warrants, acknowledges and agrees that:

3.4.1           the Shares will not have been registered at the time of issuance to the Levy Parties as contemplated hereunder, under the Securities Act of 1933, as amended (the “Securities Act”), and the Shares must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available.  The Securities Act prohibits resales of securities except pursuant to an effective registration statement or an exemption from registration for which such securities and such applicable Levy Party qualifies, and there can be no assurance that an exemption from registration will be available;

3.4.2           Such Levy Party will not, directly or indirectly, voluntarily offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) its rights under this Agreement or any interest herein, except any transfer by one Levy Party to another Levy Party and as contemplated hereby;

3.4.3           Such Levy Party is not acquiring any Shares, and the Company has not offered the Shares, as a result of, or subsequent to, any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or meeting or pursuant to, in connection with or as the result of any public offer or solicitation;

3.4.4           Such Levy Party is acquiring the Shares solely for such Levy Party’s own account for investment and not with a view to or for sale in connection with any distribution of the Shares or any portion thereof and not with any present intention of selling, offering to sell or otherwise disposing of or distributing the Shares or any portion thereof in any transaction.  The entire legal and beneficial interests of the Shares is being acquired, and will be held, for such Levy Party’s account only, and neither in whole nor in part for any other person.  Such Levy Party, other than the Partnership, is an existing stockholder of the Company, has preexisting business or personal relationships with the Company and its officers, directors or controlling persons and by reason of such Levy Party’s business or financial experience or the business or financial experience of such Levy Party’s professional advisors who are unaffiliated with and who are not compensated by the Company or any affiliate or selling agent of the Company, directly or indirectly, could be reasonably assumed to have the capacity to evaluate the merits and risks of an investment in the Company and to protect such Levy Party’s own interests in connection with such party’s acquisition of the Shares;

3.4.5           Such Levy Party’s principal residence or place of business is located at the address indicated adjacent to such Levy Party’s signature on the signature page attached hereto; and

3.4.6           Such Levy Party realizes that the acquisition of the Shares will be a highly speculative investment and involves a high degree of risk, and such Levy Party is able, without impairing such Levy Party’s financial condition, to hold the Shares for an indefinite period of time and suffer a complete loss on such Levy Party’s investment.

3.5          Representations and Warranties of the Company.  The Company represents, warrants, acknowledges and agrees that:

3.5.1           The Company’s common stock, $.01 par value per share (the “Common Stock”) is registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “1934 Act”).  Since March 15, 2012, the Company has timely filed all reports schedules, forms, statements and other documents required to be filed by it with the Securities Exchange Commission (the “SEC”) pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed prior to the Funding Date and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”).  As of their respective date, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact, or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, in the light of the circumstances under which the statements were made.  Since the filing of each of the SEC Documents, no event has occurred that would require an amendment or supplement to any such SEC Document that has not been made.

3.5.2           As of the date of this Agreement, the Company has not received any written offer or written expression of interest from one or more third parties that such third party(ies) are willing to provide additional financing to the Company in an aggregate amount which exceeds $30,000,000.

3.5.3 The Company has not received and has no reasonable basis to expect to receive any written offer or written expression of interest with respect to a transaction or series of related transactions contemplating the purchase, sale, transfer or other disposition of all or a controlling portion of the Company’s equity securities or all or a material portion of the Company’s assets (whether by merger, consolidation, business combination, license, tender or exchange offer or otherwise) for aggregate consideration in excess of $80,000,000.

3.5.4 As of the date of this Agreement, the Company has not received any written offer or written expression of interest with respect to the sale or license of any portion of its assets, which, individually or in the aggregate, represent a material portion of its assets, other than licenses disclosed by the Company in prior public filings, if any.

3.6           Payoff of Notes.  Upon the satisfaction of the Conditions to Effectiveness including the Levy Partys’ receipt of the Settlement Deliverables in accordance with the terms of this Agreement, each Levy Party agrees and acknowledges that (i) all outstanding obligations, liabilities and indebtedness (including, without limitation, for principal, interest, fees and other amounts) of the Company under or relating to the Notes, the Levy Security Agreements and all loan documents entered into in connection therewith shall be paid and satisfied in full and irrevocably discharged, terminated and released, (ii) all security interests and other liens granted to or held by any Levy Party or agent therefor in any property or assets of Company as security for such obligations, liabilities and indebtedness described in the preceding clause (i) shall automatically terminate and be forever and irrevocably satisfied, released and discharged, (iii) the Notes, Levy Security Agreements and all loan documents entered into in connection therewith shall terminate and shall be released and discharged and (iv) all Notes shall be deemed cancelled and returned to Company marked “cancelled” on the face thereof.  Further, each Levy Party agrees, at Company’s cost and expense, to take all reasonable additional steps requested by the Company as may be necessary or advisable to release such Levy Party’s security interests, charges, assignments by way of security and other liens in the property and assets of Company to evidence or give effect to the payoff, terminations, releases and other actions contemplated hereby (and each Levy Party agrees that Company shall be authorized to file all such evidences of termination of such liens and security interests with all applicable filing offices in all relevant jurisdictions).

3.7           Material Non-Public Information.  Each Levy Party (1) agrees to have its Note fully satisfied at less than par value in accordance with the terms of this Agreement notwithstanding that material non-public information concerning the Company and its affiliates, its and their business, and/or the Notes and related loan documents that may not be independently known to such Levy Party and which may have an effect, positive or negative, on the value of the Notes and related loan documents (the “Non-Public Information”) may exist; (2) acknowledges that the Company has not disclosed, and will not disclose, any such Non-Public Information to such Levy Party and (3) understands the disadvantage to which it may be subject on account of the disparity of information between the Company and such Levy Party.  Each Levy Party represents that it is a sophisticated party with respect to the satisfaction of the Notes in accordance with the terms of this Agreement and acknowledges that the Company has no obligations to such Levy Party to disclose any Non-Public Information and has no fiduciary obligations to such Levy Party in connection therewith.  In addition, each Levy Party believes that, by reason of its business or financial experience, it is capable of evaluating the merits and risks of the satisfaction of the Notes in full at a discount to par value pursuant to the terms of this Agreement.  Additionally, each Levy Party acknowledges that (i) it has such information as it has deemed necessary concerning the Notes and the business and financial condition of the Company in order to make an informed decision regarding the satisfaction in full of the Notes at a discount to par value pursuant to the terms of this Agreement, and (ii) the Company has not given any investment advice or rendered any opinion to such Levy Party as to whether the satisfaction of the Notes in full at a discount to par value is prudent or suitable.

4.            MISCELLANEOUS.

4.1           Entire Agreement.  This Agreement represents the entire agreement among the Parties with respect to the subject matter of this Agreement and (subject to Section 4.1.1 below and the limitation in Section 1 hereof) supersedes all prior negotiations, representations and agreements, whether written or oral, among the Parties with respect to such subject matter.  No Party has entered into this Agreement in reliance on any promise, statement or representation not expressly set forth in this Agreement; each Party expressly represents that he or it was not induced to enter into this Agreement due to any promise, statement or representation by or on behalf of any other Party except those expressly set forth in this Agreement; and each Party irrevocably waives any claim to the contrary.  No party to this Agreement may contest its enforceability. Each party will bear its own attorneys’ fees, expert and advisors’ fees and costs in connection with the negotiation, execution and delivery of this Agreement, and in connection with the Levy Released Claims, except as otherwise provided herein.

4.1.1           Prior Agreements Remaining in Effect as Modified Hereby.  Upon the satisfaction of the Conditions to Effectiveness including the delivery to the Levy Parties of the  Settlement Deliverables, the Deferred Comp Agreements and Employment Agreements shall be of no further force and effect except that the following provisions of the Deferred Comp Agreements and the Employment Agreements shall remain in effect, as modified by this Agreement:

(a)	The “Distributions” provision of the Deferred Comp Agreements;

(b)	Sections 11(b)(3) (healthcare benefits), 23(c) (Section 409a), and 24 (Directors & Officers Insurance Coverage and Indemnification) of the Employment Agreements.

Nothing in this Agreement affects, or is intended to affect, the Rabbi Trust Agreements between the Company and each of Warren Levy, as Trustee, and Ron Levy, as Trustee.  Furthermore, nothing in this Agreement affects, or is intended to affect, the rights of any of the Levy Parties as the holders of shares of the Company, options or warrants to purchase shares of the Company, including the vested status, exercise periods, or exercise prices for any options.  For the avoidance of doubt, all other the provisions of the Deferred Comp Agreements and the Employment Agreements shall be terminated and of no force and effect as of the Funding Date.

4.2           Governing Law.  This Agreement shall be governed, construed, applied and enforced in accordance with the internal laws of the State of New Jersey, without regard to its conflicts of law principles.

4.3           Successors and Assigns.  The terms, conditions and covenants of this Agreement shall extend to, be binding upon and inure to the benefit of the successors, heirs, beneficiaries and assigns of the Parties.

4.4           Severability.  In the event that any covenant, condition or other provision herein contained is held to be invalid, void or illegal by any court of competent jurisdiction, the same shall be deemed severable for the remainder of this Agreement and shall in no way effect, impair or invalidate any other covenant, condition or other provision herein contained.  If such condition, covenant or other provision shall be deemed invalid due to its scope or breadth, such covenant, condition or other provision shall be deemed valid to extent of the scope or breadth permitted by law.

4.5           Further Assurances.  Each Party agrees to cooperate fully with the other Parties and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by any other Party to evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

4.6           Construction.  This Agreement shall not be construed more strictly against one Party than another by virtue of the fact that it, or any part of it, may have been prepared by one Party or by counsel for one of the Parties, it being recognized that this Agreement is the result of arm’s-length negotiations between the Parties and all Parties have contributed substantially and materially to the preparation of this Agreement.

4.7.          Certain Tax Matters.  The parties intend that this Agreement, and the payments made under this Agreement, shall be treated as either consistent and in compliance with the requirements of Section 409A of the Internal Revenue Code or exempt from the application of Section 409A.  The Parties agree to cooperate in good faith to take such reasonable actions as are necessary, appropriate, or desirable to avoid imposition of any additional tax or income recognition under Section 409A, but in no event will the Company reimburse any of the Levy Parties for any taxes that may be imposed on any of them whether as a result of Section 409A or otherwise.

4.8           Waiver of Certain Rights.  To the extent permitted by law, the Company waives any right to recover any payments made to the Levy Parties pursuant to this Agreement in an avoidance action following a bankruptcy of the Company.

4.9           Counterparts.  This Agreement may be executed in counterparts, each of which, when signed, shall be deemed an original, and all of which taken together constitute one and the same agreement.  Signatures provided by facsimile or other electronic transmission shall be deemed original signatures and shall be binding in all respects.

4.10         Confidentiality; Press Release and Disclosures.  Between the date hereof and the date upon which the Company issues any Current Report on Form 8-K (which will be issued within four business days of the date of this Agreement), the Parties shall keep the terms of this Agreement confidential and the terms of this Agreement shall not be disclosed by the Parties to any person, entity or institution, except those of their employees, agents and advisers that have a need to know, without an order of a court of competent jurisdiction or the express written consent of the other Parties.  The Company and the Levy Parties shall in good faith confer on the content of any Press Release or Securities Law disclosures related to this Agreement prior to the issuance of same, including any Current Report on Form 8-K; provided, however, that the Company shall have the right to make such Press Release and Securities Law disclosures related to this Agreement as it shall reasonably determine, after consultation with its legal counsel and the Levy Parties.

[Signature Page Follows]

READ CAREFULLY BEFORE SIGNING

IN WITNESS WHEREOF, each of the Parties hereto has executed this Agreement, effective as of the date first above written.

UNIGENE LABORATORIES, INC.

By:	/s/ Ashleigh Palmer
Name: Ashleigh Palmer, Chief Executive Officer

ESTATE OF JEAN LEVY

By:	/s/ Jay Levy
Name: Jay Levy, Executor
Address:

THE JAYNJEAN LEVY FAMILY LIMITED PARTNERSHIP

By:	/s/ Warren P. Levy
Name: Warren P. Levy, General Partner

By:	/s/ Ronald S. Levy
Name: Ronald S. Levy, General Partner
Address:

/s/ Warren P. Levy
Warren P. Levy
Address:

/s/ Ronald S. Levy
Ronald S. Levy
Address:

Solely for purposes of Sections 1.4, 2.2, 2.4, 2.7, 2.8, 3.3, 4.5 and 4.10:

VICTORY PARK CAPITAL ADVISORS, LLC

By:	/s/ Scott R. Zemnick
Name: Scott R. Zemnick
Its: General Counsel

VICTORY PARK CREDIT OPPORTUNITIES MASTER FUND, LTD., VPC FUND II, LP, VPC FUND II (CAYMAN), LP, VPC INTERMEDIATE FUND II (CAYMAN), LP, VICTORY PARK MANAGEMENT, LLC

By: Victory Park Management, LLC, for itself and as administrative and collateral agent

By:	/s/ Matthew Ray
Name: Matthew Ray
Its: Manager

EXHIBIT A

RELEASE

WHEREAS,  (“Releasor”), Unigene Laboratories, Inc. (“the Company”) and Victory Park Capital Advisors, LLC, Victory Park Credit Opportunities Master Fund, Ltd., VPC Fund II, LP, VPC Fund II (Cayman), LP, VPC Intermediate Fund II (Cayman), LP, and Victory Park Management, LLC (each, a “Victory Park Party” and collectively, the “Victory Park Parties”) are parties to an Agreement dated as of May 29, 2012 (the “Agreement”); and
WHEREAS, the Agreement provides that Releasor shall provide a release upon the satisfaction of certain conditions; and
WHEREAS, those conditions have been satisfied;
Releasor hereby states as follows:
1.           Releasor hereby acknowledges the receipt of a release from the Company, as provided in the Agreement, in exchange for which Releasor provides the following Release.
2.           Releasor, on behalf of himself and each of his respective heirs, executors, personal representatives, administrators, successors, assigns, and spouses, and in his capacity as a member, owner, partner, assignee, or beneficiary of any of the Levy Parties, unconditionally and irrevocably releases and forever discharges (a) the Company, (b) the Victory Park Parties; (c) all direct and indirect parents, subsidiaries, affiliates, units, divisions, successors, assigns and predecessors of the Company and the Victory Park Parties, and all of their respective past, current and future employees, directors, officers, controlling persons, owners, stockholders, attorneys, agents and representatives, in their individual and official capacities, (d) the Company's, the Victory Park Parties’ and any affiliated entity's insurers, (e) the Company's, the Victory Park Parties’ and any affiliated entity's past, present and future employee benefit plans, as well as, the administrators, fiduciaries, affiliates, trustees, insurers and otherwise of all such plans, and (f) all persons, corporations or other entities acting by, through, under or in concert with any of them or that might be claimed to be jointly or severally liable with them (collectively, the “Company Parties” and the “Victory Park Parties”, as applicable), from all Levy Released Claims.  “Levy Released Claims” means all claims, rights, demands, suits, actions, causes of action, debts, sums of money, accounts, bills, promises, covenants, losses, costs, damages, liabilities, judgments, taxes, attorneys' fees and costs, and expenses of any kind or nature, whether known or unknown, in law or in equity, liquidated or unliquidated, contingent or matured, whether arising in tort, contract or otherwise that the Levy Parties have or ever have had based on anything that has happened from the beginning of time until the date of this Release, including but not limited to claims that relate in any way to, or arise out of or in connection with, the Deferred Comp, the Total Severance Payments, the Total Vacation Pay, the Notes, the Settlement Agreement, the Levy Security Agreements, the Installments and otherwise under the Levy Agreements or otherwise, other than the Levy Excluded Claims and the Victory Park Excluded Claims, all as defined in the Agreement.

Dated:

Acknowledged:

Unigene, Inc., by

Dated: ___________

VICTORY PARK CAPITAL ADVISORS, LLC

By:
Name: Scott R. Zemnick
Its: General Counsel

VICTORY PARK CREDIT OPPORTUNITIES MASTER FUND, LTD., VPC FUND II, LP, VPC FUND II (CAYMAN), LP, VPC INTERMEDIATE FUND II (CAYMAN), LP, VICTORY PARK MANAGEMENT, LLC

By: Victory Park Management, LLC, for itself and as administrative and collateral agent

By:
Name: Matthew Ray
Its: Manager

EXHIBIT B

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of the ____ day of _________, 2012, by and between, on the one hand, Estate of Jean Levy, Jay Levy executor (the “Levy Estate”), The Jaynjean Levy Family Limited Partnership (the “Partnership”), Warren P. Levy (“Warren Levy”), and Ronald S. Levy (“Ron Levy” and, together with the Levy Estate, the Partnership and Warren Levy, collectively, the “Levy Parties”); and, on the other hand, Unigene Laboratories, Inc., a Delaware corporation (the “Company”).
W I T N E S S E T H:
WHEREAS, pursuant to that certain Agreement, dated as of May 29, 2012 (the “Revised Agreement”), by and between the Levy Parties and the Company among other things, the Company has agreed to issue to the Levy Parties 5,000,000 shares of Common Stock (the “Levy Settlement Shares”), and to grant certain rights with respect to the registration under the Securities Act of 1933, as amended, of the Levy Settlement Shares.
NOW, THEREFORE, in consideration of these premises, the covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto agree as follows:
1.           Certain Definitions.  For purposes of this Agreement the following terms shall have the following meanings:

(a)           “Act” means the U.S. Securities Act of 1933, as amended, or any successor statute, and the rules and regulations of the Commission issued under the Act.

(b)           “Affiliate” means, with respect to any Person, any Person directly or indirectly controlling, controlled by, or under common control with such Person.

(c)           “Business Day” means any day except Saturday, Sunday and any day that is a federal legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

(d)           “Commission” means the U.S. Securities and Exchange Commission, or any other Federal agency then administering the Act.

(e)           “Common Stock” means the common stock of the Company, $.01 par value per share.

(f)           “Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor statute, and the rules and regulations of the Commission issued under the Exchange Act.

(g)           “Existing Shelf Registration Statement” shall have the meaning set forth in Section 2(a) hereof.

(h)           “Free Writing Prospectus” shall have the meaning ascribed to such term in Rule 405 under the Act.

(i)           “Funding Date” shall have the meaning ascribed to such term in the Revised Agreement.

(j)           “Holder” means the Levy Parties and their permitted successors and permitted assignees.

(k)           “Lock-Up Period” shall have the meaning set forth in Section 6 hereof.

(l)           “Mandatory Registration” shall have the meaning set forth in Section 2(a) hereof.

(m)           “Participating Holder” means any Holder of any Registrable Securities included in a registration.

(n)           “Person” means any individual, corporation, partnership, limited liability company, trust or any other incorporated or unincorporated entity or organization of any kind.

(o)           “Prospectus” means the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by any Registration Statement and all other amendments and supplements to the prospectus.

(p)           “reasonable best efforts” means with respect to a party, those reasonable best efforts similar to the efforts such party in good faith believes it would make in similar circumstances on its own behalf at that time, it being understood that a party’s reasonable best efforts will not in any event require that party to take any action that: (i) would be reasonably likely to result in a breach of: (A) any provision of this Agreement; (B) any other agreement between the parties; or (C) any other agreement between a party, Affiliate of such party and/or third parties; (ii) such party in good faith believes may violate any applicable laws, regulation, rule, order, permit, direction or license of any court or governmental authority having appropriate jurisdiction over the party and subject matter, or (iii) would require such party to expend any funds other than expenditures that are customary and reasonable in transactions of the kind and nature contemplated by this Agreement in order for such party to satisfy its obligations hereunder.

(q)           “Register,” “registered” and “registration” refer to a registration effected by preparing and filing a Registration Statement in compliance with the Act and the declaration or ordering of effectiveness of such Registration Statement.

(r)           “Registrable Securities” means the shall mean the Levy Settlement Shares, and any stock or securities issued with respect to such shares by reason of a stock dividend, stock split, combination of shares, recapitalization, reclassification, merger, consolidation, corporate reorganization or otherwise.

(s)           “Registration Commencement Date” means the date which is the 180th day immediately following the Funding Date.

(t)           “Registration Expenses” shall mean all reasonable and customary expenses of the Company incident to performance of or compliance with this Agreement, including, without limitation: (i) all Commission, stock exchange or Financial Industry Regulatory Authority registration and filing fees; (ii) all fees and expenses incurred by the Company in connection with compliance with state securities or “blue sky” laws (including reasonable fees and disbursements of counsel in connection with “blue sky” qualification of any of the Registrable Securities and the preparation of a Blue Sky Memorandum); (iii) all expenses of any Persons incurred by the Company in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, Prospectus, certificates and other documents relating to the performance of and compliance with this Agreement; (iv) all fees and expenses incurred by the Company in connection with the listing, if any, of any of the Registrable Securities on any securities exchange or exchanges or automated quotation system; and (v) the fees and disbursements of counsel for the Company and the independent public accountants of the Company; and (vi) in connection with registration under the Mandatory Registration Statement, the fees and disbursements of one counsel for the Holders of the Registrable Securities included in such registration, up to an aggregate amount of $10,000. Registration Expenses shall specifically exclude underwriting discounts and commissions relating to the sale or disposition of Registrable Securities by the Holders, transfer and income taxes, if any, relating to the sale or disposition of Registrable Securities by the Holders, and any and all expenses incurred by the Holders relating to the sale or disposition of Registrable Securities by the Holders other than those referenced in clause (vi) above.

(u)           “Registration Period” shall have the meaning set forth in Section 4(a) hereof.

(v)           “Registration Statement” means any registration statement of the Company and any other entity required to be a registrant with respect to such registration statement pursuant to the requirements of the Act, including any Prospectus, and all amendments and supplements to any such registration statement, including post-effective amendments, and all exhibits and all material incorporated by reference in any such registration statement.

(w)           “Rule 144” means Rule 144 under the Act (or any successor rule that may be adopted by the Commission).

(x)           “Rule 145” means Rule 145 under the Act (or any successor rule that may be adopted by the Commission).

(y)           “Rule 415” means Rule 415 under the Act (or any successor rule that may be adopted by the Commission).

(z)           “Rule 424” means Rule 424 under the Act (or any successor rule that may be adopted by the Commission).

(aa)           “Shelf Registration” means a “shelf” registration statement on an appropriate form pursuant to Rule 415.

(bb)           “Underwritten Offering” means an offering in which securities of the Company are sold to an underwriter for reoffering to the public pursuant to an effective Registration Statement under the Act.

2.             Mandatory Registration.

(a)            Mandatory Registration.   The Company shall prepare and, not later than the Registration Commitment Date, file with the SEC a Registration Statement, covering the resale of the Registrable Securities (“Mandatory Registration Statement”).   The Company shall use its reasonable best efforts to have the Mandatory Registration Statement declared effective by the Commission no later than the earlier of (i) 120 days after the filing of the Mandatory Registration Statement, and (ii) 10 days after the Company is notified by the Commission that the Mandatory Registration Statement will not be reviewed or is no longer subject to subject to further review and comment (i.e., all outstanding comments thereon have been resolved to the satisfaction of the Commission’s staff).  The plan of distribution for the securities covered by the Mandatory Registration Statement shall be the same as the plan of distribution contained in the Company’s Registration Statement Number 333-166850 (the “Existing Shelf Registration Statement”), on and as of the date hereof.

(b)           Expenses of Mandatory Registration.  All Registration Expenses incurred in connection with the registration under the Mandatory Registration Statement shall be borne by the Company.  Underwriting discounts and commissions relating to the sale or disposition of Registrable Securities by the Holders and transfer taxes, if any, relating to the sale or disposition of Registrable Securities by the Holders, shall be borne by the Holders.  The cost of preparing all documents incorporated by reference or otherwise required to be prepared in the ordinary course of the Company’s business shall be borne by the Company.  Expenses to be borne by the Holders shall be allocated to each Holder in the same proportion as the amount of Registrable Securities owned by such Holder which are included in the Mandatory Registration Statement bears to the amount of Registrable Securities owned by all Holders which are included in the Mandatory Registration Statement.

3.             Piggyback Registrations.

(a)           Company Obligations. If the Company proposes to register any of its Common Stock under the Act and the registration form to be used can be used to register the resale of the Common Stock (other than a Registration Statement:  (A) on Form S-8 or any successor form relating to securities issuable pursuant to any benefit plan; (B) on Form S-4, or any successor form relating to an exchange offer or relating to a transaction pursuant to Rule 145; or (C) on Form S-3 or any successor form with respect to securities registered in connection with dividend reinvestment plans or similar plans only), the Company shall each such time promptly give the Holders written notice of such determination to effect such a registration not later than 30 days prior to the anticipated date of initial filing with the Commission of the Registration Statement.  Upon the written request of any of the Holders given within 20 days after the date that the Company gives its notice, as part of the registration to which such notice relates, the Company shall use its reasonable best efforts to effect as expeditiously as possible the registration of all Registrable Securities that the Holders have requested to be registered.

(b)           Underwritten Offerings.  If the registration of which the Company gives notice is for an Underwritten Offering, then the Company shall so advise the Holders as a part of such written notice. In such event, the right of the Holders to registration pursuant to this Section shall be conditioned upon the Holders’ agreeing to participate in such Underwritten Offering upon the terms and condition as shall be negotiated by the Company, and the inclusion of the Registrable Securities in the Underwritten Offering to the extent provided herein.  The Holders proposing to distribute securities through such Underwritten Offering shall (together with the Company) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such Underwritten Offering by the Company.  Notwithstanding any other provisions of this Section, if the underwriter determines in writing, in its sole and absolute discretion, that marketing or other customary factors, including the price at which such securities will be sold, require a limitation of the number of shares to be underwritten, then the underwriter may exclude some or all Registrable Securities from such registration and Underwritten Offering in accordance with the provisions of this Section.  The Common Stock to be included in such underwritten offering shall include the number of Registrable Securities that such underwriter advises the Company in writing can be sold without having such material adverse effect, with. such number to be allocated (i) first, to the Company, (ii) second, pro rata among the Investors (as such term is defined pursuant to the Amended and Restated Registration Rights Agreement, dated as of March 17, 2010, by and among the Company and certain buyers thereto (the “March 2010 RRA”)) that have requested participation in such underwritten offering, (ii) third, pro rata among the Holders that have requested participation in such underwritten offering and (iv) fourth, pro rata among any other holders of Common Stock that have requested participation in such underwritten offering. The pro rata allocations for each Holder that has requested participation in such underwritten offering shall be the product of (A) the aggregate number of Registrable Securities proposed to be sold by all Holders in such underwritten offering multiplied by (B) the fraction derived by dividing (x) the number of Registrable Securities owned on the closing date by such Holder by (y) the aggregate number of Registrable Securities owned on the closing date by all Holders participating in such underwritten offering.  If the Holders disapprove of the terms of any such Underwritten Offering, then the Holders may elect to withdraw therefrom by giving written notice to the Company and the underwriter.  Any securities so excluded or withdrawn from such Underwritten Offering shall be withdrawn from such registration.

(c)           Expenses of Piggyback Registrations.  In the case of any registration effected pursuant to this Section 3, all Registration Expenses incurred in connection therewith shall be borne by the Company, except that underwriting discounts and commissions relating to the sale or disposition of Registrable Securities by the Holders and transfer taxes, if any, relating to the sale or disposition of Registrable Securities by the Holders, shall be borne by the Holders.  The cost of preparing all documents incorporated by reference or otherwise required to be prepared in the ordinary course of the Company’s business shall be borne by the Company.  Expenses to be borne by the Holders shall be allocated to each Holder in the same proportion which the Registrable Securities owned by such Holder which are included in the registration bears to the Registrable Securities owned by all Holders which are included in the registration.

(d)           Effectiveness of this Section 3.  The Company’s obligations under this Section 3 shall commence only upon the expiration of the Lock-Up Period.  No registration pursuant to this Section 3 shall relieve the Company of its obligations to register Registrable Securities pursuant to Section 2(a) hereof, unless all Registrable Securities have been registered and the related Registration Statement has not been withdrawn and remains effective until the end of the Registration Period (as defined herein).  The rights of the Holders pursuant to this Section 3 are subject to the priority rights of the Buyers under the March 2010 RRA.

4.             Registration Procedures.  If and whenever the Company shall be required to use its reasonable best efforts to effect or cause the registration of any Registrable Securities under the Act as provided in this Agreement, the Company shall as expeditiously as reasonably possible:

(a)           prepare and file with the Commission a Registration Statement with respect to such Registrable Securities on any form for which the Company then qualifies or that counsel for the Company and counsel for the underwriter shall deem appropriate, and which form shall be available for the sale of the Registrable Securities in accordance with the methods of distribution thereof intended by the Holders participating in such registration, and use its reasonable best efforts to cause such Registration Statement to become and remain effective at all times until the earlier of (i) the date on which all of the Holders may sell all of the Registrable Securities covered by such Registration Statement pursuant to the volume limitations of Rule 144(e) whether or not Rule 144(e) shall apply to the Holders, or (ii) the date on which the Holders shall have sold all of the Registrable Securities covered by such Registration Statement (the “Registration Period”);

(b)           prepare and file with the Commission amendments and post-effective amendments to such Registration Statement and such amendments and supplements to the Prospectus used in connection therewith as may be necessary to maintain the effectiveness of such registration or as may be required by the rules, regulations or instructions applicable to the registration form utilized by the Company or by the Act for a Shelf Registration (if available) if requested by the Holders of a majority of the Registrable Securities to be included in such registration, or otherwise necessary to keep such Registration Statement effective to permit the methods of distribution intended by the Holders participating in such registration and cause the Prospectus as so supplemented to be filed pursuant to Rule 424, and to otherwise comply with the provisions of the Act with respect to the disposition of all securities covered by such Registration Statement in the manner reasonably requested by the Holders to be included in such registration until the completion of the Registration Period; provided, however, that a reasonable time before filing a Registration Statement or Prospectus, or any amendments or supplements thereto (other than reports required to be filed by it under the Exchange Act), the Company shall furnish to the Holders, the managing underwriter, if any, and their respective counsel for review and comment, copies of all documents proposed to be filed;

(c)           furnish to the Participating Holders and to any underwriter in connection with an Underwritten Offering such number of conformed copies of such Registration Statement and of each amendment and post-effective amendment thereto (in each case including all exhibits) and such number of copies of any preliminary Prospectus, Prospectus or Prospectus supplement and such other documents as the Participating Holders or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities by the Participating Holders or underwriters (the Company hereby consenting to the use (subject to the limitations set forth in Section 4(h) hereof) of the Prospectus or any amendment or supplement thereto in connection with such disposition);

(d)          use its reasonable best efforts to register or qualify the sale of such Registrable Securities covered by such Registration Statement under such other securities or “blue sky” laws of such jurisdictions within the United States as the Participating Holders shall reasonably request, except that the Company shall not for any such purpose be required to (i) qualify generally to do business as a foreign corporation in any jurisdiction where, but for the requirements of this Section 4(d), it would not be obligated to be so qualified, (ii) subject itself to taxation in any such jurisdiction, or (iii) to consent to general service of process in any such jurisdiction;

(e)           enter into an underwriting agreement in customary form;

(f)           cause the Company’s counsel and independent accountants to deliver to the underwriters opinions and comfort letters in customary form as required by any underwriting agreement entered into by the Holders and the Company;

(g)           in the case of an underwritten offering,  participate in “road shows” and similar presentations as reasonably requested by the underwriters;

(h)          notify the Participating Holders, at any time when a Prospectus relating thereto is required to be delivered under the Act within the appropriate period mentioned in Section 4(a) hereof, of the Company’s becoming aware that the Prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and, at the request of any Participating Holder, prepare and furnish to such Participating Holder a reasonable number of copies of an amendment or supplement to such Registration Statement or related Prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

(i)           notify the Participating Holders as soon as reasonably possible:

(A)           when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective;

(B)           of any request by the Commission or any state securities authority for additional information with respect to the Registration Statement;

(C)           of any request by the Commission or any state securities authority for amendments or supplements to the Registration Statement or the Prospectus;

(D)           of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any order preventing the use of a related Prospectus, or the initiation (or any overt threats) of any proceedings for such purposes; and

(E)           of the receipt by the Company of any written notification of the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation (or overt threats) of any proceeding for that purpose.

(j)            use its reasonable best efforts to cause all such Registrable Securities to be listed or quoted on a national securities exchange or automated quotation system on which the class of Registrable Securities being registered is then listed or quoted, if such Registrable Securities are not already so listed or quoted;

(k)           in the event of the issuance of any stop order suspending the effectiveness of the Registration Statement or of any order suspending or preventing the use of any related Prospectus or suspending the qualification of any Registrable Securities included in the Registration Statement for sale in any jurisdiction, use reasonable best reasonable efforts promptly to obtain its withdrawal.

5.             Obligations of Holders.

(a)           Each Holder shall furnish in writing to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it, as shall be reasonably required to effect the registration (including registration under applicable “blue sky” laws) of such Registrable Securities and shall execute such documents in connection with such registration as the Company may be reasonably required to effect such registration.  At least seven (7) Business Days prior to the first anticipated filing date of any Registration Statement, the Company shall notify each Holder of the information the Company requires from such Holder if such Holder elects to have any of the Registrable Securities included in the Registration Statement.  Each Holder shall provide such information to the Company at least two (2) Business Days prior to the first anticipated filing date of such Registration Statement if such Holder elects to have any of the Registrable Securities included in the Registration Statement.  If a Holder fails to fulfill its obligations under the preceding sentence, the Company shall not be required to include the Registrable Securities of a Holder in a Registration Statement.

(b)           Each Holder, by its acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of a Registration Statement hereunder, unless such Holder has notified the Company in writing of its election to exclude all of its Registrable Securities from such Registration Statement.

(c)           Each Holder shall, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4(h) or 4(i)(C)-4(i)(E) hereof, forthwith discontinue disposition of Registrable Securities pursuant to the Prospectus or Registration Statement covering such Registrable Securities until otherwise notified by the Company or until the Holders shall have received copies of the supplemented or amended Prospectus contemplated by Section 4(h) or 4(i)(C)-4(i)(E) hereof, and, if reasonably so directed by the Company, the Holders shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in the Holders’ possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice.  Each Holder acknowledges and agrees that it will comply with any prospectus delivery requirements of the Act as applicable to it in connection with sales of Registrable Securities.

6.            Lock-Up Period Agreement.  In consideration for the Company agreeing to its obligations under this Agreement, the Holders agree not to (a) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any of the Registrable Securities, or (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Registrable Securities, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, in each such case prior to December 31, 2013 (the “Lock-Up Period”); provided that nothing contained herein shall prohibit any Holder of Registrable Securities from transferring any Common Stock to a trust established for estate planning purposes, so long as the trust executes a similar undertaking; and provided further that, the Lock-Up Period shall terminate immediately in the event that shares of the Company with an aggregate purchase price of more than five million dollars ($5,000,000) are sold by the selling stockholders (or their successors in interest) listed in the Existing Shelf Registration Statement in the public market; provided, further, that transfers among a selling stockholder and one or more of its Affiliates and/or private transfers and sales shall not be included in determining such aggregate purchase price. Notwithstanding anything to the contrary set forth herein, the terms of this Section 6 may not be amended or modified, directly or indirectly, without the express written consent of each Holder of Registrable Securities detrimentally affected by such amendment or modification and any such amendment or modification made without such Holder’s consent shall not be applicable to that Holder.

7.             Rule 144 Reporting.  With a view toward making available to the Holders the benefits of certain rules and regulations of the Commission that may permit the sale of the Common Stock to the public without registration, the Company agrees to use its reasonable best efforts to:

(a)           make and keep current public information available, within the meaning of Rule 144 or any similar or analogous rule promulgated under the Act until the earlier of: (A) six months after such date as all of the Registrable Securities may be resold without the volume limitation of Rule 144(e), whether or not Rule 144(e) shall apply to the Holders, or (B) such date as all of the Registrable Securities shall have been resold;

(b)           file with the Commission, in a timely manner, all reports and other documents required of the Company under the Act and the Exchange Act; and

(c)           so long as any party hereto owns any Registrable Securities, furnish to such party forthwith upon request, a written statement by the Company as to its compliance with the reporting requirements of Rule 144, the Act and the Exchange Act; a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as such party may reasonably request in availing itself of any rule or regulation of the Commission allowing it to sell any such securities without registration.

8.            Transfer of Registration Rights.  The provisions of this Agreement shall be binding upon and inure to the benefit of the Holders and their respective permitted successors and permitted assigns. This Agreement may not be assigned by any Holder (whether by operation of law or otherwise) without the prior written consent of the Company, provided, however, that any Holder may transfer or assign, in whole or from time to time in part, to one or more persons, which shall be an “accredited investor” as defined in Rule 501(a) of Regulation D, as amended under the 1933 Act, and which shall agree in writing to be bound by the terms and conditions of this Agreement, an executed counterpart of which shall be furnished to the Company, its rights hereunder in connection with the transfer of all Registrable Securities by such Holder to such person, provided that such Holder complies with all laws applicable thereto and provides written notice of assignment to the Company promptly after such assignment is effected.  This Agreement may not be assigned by the Company (whether by operation of law or otherwise) without the prior written consent of the Holders of a majority of Registrable Securities, provided, however, that the Company may assign its rights and delegate its duties hereunder to any surviving or successor corporation in connection with a merger or consolidation of the Company with another corporation, or a sale, transfer or other disposition of all or substantially all of the Company’s assets to another corporation, without the prior written consent of the Holders of a majority of the Registrable Securities, after notice duly given by the Company to each Holder.

9.             General Indemnification.

(a)           In connection with any registration or qualification of the Registrable Securities under this Agreement, (i) the Company shall indemnify and hold harmless each of the Holders, including but not limited to each Person, if any, who controls a Holder within the meaning of Section 15 of the Act, against all losses, claims, damages, liabilities and expenses (including but not limited to reasonable expenses incurred in investigating, preparing and defending against any claim) to which a Holder or such controlling person may become subject under the Act, the Exchange Act, any state securities law, or otherwise, insofar as the same arise out of or are based upon or are caused by any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or Free Writing Prospectus furnished pursuant to this Agreement or insofar as the same arise out of or are based upon or are caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses are ultimately determined to have arisen out of or were based upon or were caused by any untrue statement or alleged untrue statement or omission or alleged omission based upon written information furnished to the Company by or on behalf of any Holder or any such control person for inclusion in any Registration Statement, Prospectus (and any amendments or supplements thereto) or Free Writing Prospectus, and (ii) each Holder, severally and not jointly, shall indemnify the Company, its affiliates, any person who signed any Registration Statement, and their respective officers, directors and control persons against all such losses, claims, damages, liabilities and expenses (including but not limited to reasonable expenses incurred in investigating, preparing and defending against any claim), to which such Person may become subject under the Act, the Exchange Act, any state securities law, or otherwise, insofar as the same are ultimately determined to have arisen out of or were based upon or were caused by any such untrue statement or alleged untrue statement or any such omission or alleged omission based upon written information furnished to the Company by or on behalf of such Holder or any such control person for the inclusion in any Registration Statement, Prospectus (and any amendments or supplements thereto) or Free Writing Prospectus.

(b)           Notice of, and Procedures for, Collecting Indemnification.  Promptly upon receipt by a party indemnified under this Agreement of notice of the commencement of any action against such indemnified party in respect of which indemnity or reimbursement may be sought against any indemnifying party under this Agreement, such indemnified party shall notify the indemnifying party in writing of the commencement of such action, but the failure so to notify the indemnifying party shall not relieve it of any liability which it may have to any indemnified party under this Agreement unless such failure shall materially and adversely affect the defense of such action.  In case notice of commencement of any such action shall be given to the indemnifying party as above provided, the indemnifying party shall be entitled to participate in and, to the extent it may wish, jointly with any other indemnifying party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and reasonably satisfactory to such indemnified party.  The indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel (other than reasonable expenses incurred in investigating, preparing and defending against any claim) shall be paid by the indemnified party unless (a) the indemnifying party agrees to pay the same, (b) the indemnifying party fails to assume the defense of such action with counsel reasonably satisfactory to the indemnified party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party), or (c) the named parties to any such action (including any impleaded parties) have been advised by their counsel that representation of such indemnified party and the indemnifying party by the same counsel would be inappropriate under applicable standards of professional conduct (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party).  In the event that either of the circumstances described in clauses (b) and (c) of the sentence immediately preceding shall occur, the indemnified party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of any such action, with the reasonable expenses and fees of such separate counsel and other reasonable expenses related to such participation to be reimbursed by the indemnifying party as incurred.  No indemnifying party shall be liable for any settlement entered into without its consent, which consent shall not be unreasonably withheld or delayed.

(c)           Contribution.  To provide for just and equitable contribution to joint liability under the Act in any case in which either (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to Section 9 (a) or (b) hereof but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Section 9 (a) or (b) hereof  provides for indemnification in such case, or (ii) contribution under the Act may be required on the part of any party hereto for which indemnification is provided under this Section 9 (a) or (b) hereof,  then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities, or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations.  The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case, (x) no Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement, and (y) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided further that in no event shall a Holder’s liability pursuant to this Section 9( c), when combined with the amounts paid or payable by such Holder pursuant to Section 9(b), exceed the proceeds from the offering received by such Holder (net of any selling expenses and other damages paid by such Holder in connection with such registration), except in the case of willful misconduct or fraud by such Holder.

10.           Notices.  All notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 6:30 p.m. (New York Time) on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or via e-mail at the e-mail address specified in this Section on a day that is not a Business Day or later than 6:30 p.m. on any Business Day, (c) the Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given.  The addresses and facsimile numbers for such notices and communications shall be as follows:

If to the Company:         Unigene Laboratories, Inc.

81 Fulton Street
Boonton, NJ  07005
Facsimile No.:  (973) 335-0972
Attention:   Gregory G. Mayes

With a copy to:               Reed Smith LLP

2500 One Liberty Place
1650 Market Street
Philadelphia, PA  19103
Facsimile No.:  (215) 851-1420
Attention:   Paul J. Jaskot, Esquire

If to a Holder:
To the address, facsimile number or e-mail address set forth under the Holder’s name on the signature page hereto;
or such other address, facsimile number or e-mail as may be designated in writing hereafter, in the same manner, by such Person.
11.           Amendment and Waiver.  Subject to the last sentence of Section 13 and except as otherwise expressly provided herein, the provisions of this Agreement may be amended or waived only upon the prior written consent of the Company and the Holders of a majority of the Registrable Securities.

12.           Counterparts.  This Agreement may be executed in two or more counterparts, all of which taken together shall constitute one instrument.

13.           Binding on Successors and Assigns.  Except as set forth in Section 8, no party may assign any of its rights or delegate any of its duties under this Agreement without the prior consent of the other party.  This Agreement shall be binding upon, inure to the benefit of and be enforceable by and against the parties hereto and their respective successors and permitted assigns in accordance with the terms hereof.

14.           Headings.  The headings in the sections and subsections of this Agreement are inserted for convenience only and in no way alter, amend, modify, limit or restrict the contractual obligations of the parties.

15.           Severability.  Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

16.           Law Governing.  This Agreement shall be governed, construed, applied and enforced in accordance with the internal laws of the State of New Jersey, without regard to its conflicts of law principles.

17.           Effectiveness.  Notwithstanding the date of this Agreement, this Agreement shall become effective only if, and on and as of the date on which, the Company shall issue to the Levy Parties 5,000,000 shares of Common Stock pursuant to the Revised Agreement.  For avoidance of doubt, if such shares of Common Stock are not so issued this Agreement shall be null and void.

18.           Legend.  Each certificate Registrable Securities shall be stamped or otherwise imprinted with a legend in the following form:

THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.  SUCH SHARES MAY NOT BE SOLD, PLEDGED, OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR A VALID EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SAID ACT. THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS MAY BE ESTABLISHED BY THE DELIVERY OF A LEGAL OPINION REASONABLY SATISFACTORY TO THE COMPANY BY A LAW FIRM REASONABLY SATISFACTORY TO THE COMPANY.  THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO A REGISTRATION RIGHTS AGREEMENT DATED AS OF ___________, 2012, WHICH: (A) PROHIBITS THE TRANSFER OF THESE SECURITIES BEFORE DECEMBER 31, 2013; AND (B) OBLIGATES THE COMPANY TO REGISTER THE RESALE OF THE SECURITIES UNDER THE SECURITIES ACT OF 1933, IN EACH CASE IN ACCORDANCE WITH THE TERMS OF SUCH REGISTRATION RIGHTS AGREEMENT.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

UNIGENE LABORATORIES, INC.

By:
Name:
Title: Chief Executive Officer

ESTATE OF JEAN LEVY

By:
Name: Jay Levy, Executor

Address:
Fax Number:
E-mail:

THE JAYNJEAN LEVY FAMILY LIMITED PARTNERSHIP

By:
Name: Warren P. Levy, General Partner

By:
Name: Ronald S. Levy, General Partner
Address:
Fax Number:
E-mail:

WARREN P. LEVY
Address:
Fax Number:
E-mail:

RONALD S. LEVY
Address:
Fax Number:
E-mail: